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                                                                   EXHIBIT 10.05


              AMENDMENT NUMBER FOURTEEN TO IRU CAPACITY AGREEMENT


This Amendment Number Fourteen ("Amendment"), effective as of the date signed by both parties (the "Effective Date"), amends the IRU Capacity Agreement entered into as of December 19, 1998 between AT&T Corp. ("AT&T"), a New York corporation with offices at 295 North Maple Avenue, Basking Ridge, New Jersey 07920, and At Home Corporation, ("@Home"), a Delaware corporation with a principal place of business located at 425 Broadway, Redwood City, CA 94063, as previously amended ("the IRU Agreement").

1. The Term of the IRU Agreement is reduced from "20 years from the Acceptance Date of all Routes listed on Exhibit D", to "fourteen months from the Acceptance Date of all Routes listed on Exhibit D". The Acceptance Date of all Routes listed on Exhibit D was May 1, 2000. Accordingly, the last day of the Term will be June 30, 2001, and the IRU is cancelled as of the end of the day of June 30, 2001.

2. @Home owes to AT&T the sum of seven million, thirty-five thousand, one hundred eleven dollars ($7,035,111.00), due in connection with Amendments 3, 7, 9, 10 and 12 of the IRU Agreement.

3. In consideration for the reduction of the Term, AT&T will owe to @Home eighty-five million, two hundred thousand dollars ($85,200,000.00).

4. On or before June 29, 2001, AT&T will pay to @Home the net amount of seventy-eight million, one hundred sixty-four thousand, eight hundred eighty-nine dollars ($78,164,889), to be paid by wire transfer. Such payment will satisfy in full @Home's obligation to AT&T under Section 2 of this Amendment, and AT&T's obligation to @Home under Section 3 of this Amendment.

5.   Except as amended above, the terms of the IRU Agreement remain unchanged.

IN WITNESS WHEREOF, authorized representatives of the parties have executed this Amendment as of the Effective Date.


AT&T CORP.                                   AT HOME CORPORATION


By:    /s/ Kathryn Morrissey                 By:  /s/ Patti S. Hart
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Title:  VP Sales, Service Prod Mkts          Title:   Chairman & CEO
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Date:   6/19/01                              Date:    6/19/01
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